SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 10, 2009

Latin American Telecommunications Venture Company
(Exact name of registrant as specified in Charter)

Nevada	033-55254-40	87-0485311
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

1981 Marcus Avenue, #C129 Lake Success, NY 11042
(Address of Principal Executive Offices)(Zip Code)

516-775-7775
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountants.

On April 10, 2009, Latin American Telecommunications Venture Company (the “Company”) dismissed Ham, Langston & Brezina, LLP, formerly known as Thomas Leger & Co., L.L.P., (“HL&B”) as the Company’s independent registered public accounting firm.  On the same date, the Company appointed Frumkin, Lukin & Zaidman, C.P.A.s, P.C. (“FL&Z”) as the Company’s new independent certifying accountants.

The decision to dismiss HL&B and appoint FL&Z was recommended and approved by the Company’s board of directors.

HL&B’s reports on the financial statements for the years ended November 30, 2008 and 2007 did not contain an adverse opinion or disclaimer, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that each of those reports was modified with respect to uncertainty regarding the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the dismissal of HL&B, there were no disagreements with HL&B on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) if not resolved to the satisfaction of HL&B, would have caused HL&B to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the dismissal of HL&B, there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K.

Prior to the engagement of FL&Z, the Company did not consult with such firm regarding the application of accounting principles to a specific completed or contemplated transaction, or any matter that was either the subject of a disagreement or a reportable event. The Company also did not consult with FL&Z regarding the type of audit opinion which might be rendered on the Company's financial statements and no oral or written report was provided by FL&Z.

The Company has provided HL&B with a copy of the disclosures it is making in response to Item 304(a) of Regulation S-K.  The Company has requested that HL&B review the disclosure and furnish the Company with a letter addressed to the Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-B and, if not, stating the respects in which it does not agree.  Such letter has not as yet been received.  Upon receipt of such letter, the same will be filed as an exhibit to this Report by amendment to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LATIN AMERICAN TELECOMMUNICATIONS VENTURE COMPANY

Dated: April 15, 2009	By: /s/ David Bakhshi
David Bakhshi President